UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2010
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers’ Compensatory Arrangements of Certain Officers

(e)  On July 14, 2010, the Board of Directors of Andatee China Marine Fuel Services Corporation, a Delaware corporation (the “Company”), following the review and recommendation of the Compensation Committee of the Board, approved and adopted the following changes to the executive and director compensation:

• An Fengbin (Chief Executive Officer, Chairman of the Board) – (i) to increase CEO’s annual base salary as set forth in the Employment Agreement by and between the Company and the CEO (the “Employment Agreement”) from USD$125,000 to $150,000, effective as of January 1, 2010; (ii) consistent with the terms and provisions of the Employment Agreement, to award Mr. An a one-time short term variable incentive pay in the amount of USD$125,000, which represents approximately 1.4% of the Company’s net income before taxes for the fiscal year ended December 31, 2009, and (iii) to grant Mr. An 100,000 stock options, vesting as follows: 40,000 options vesting on the date of the grant, 30,000 options – on the 1st anniversary of the grant and the remaining 30,000 options – on the 2nd anniversary of the grant, with an exercise price of $4.27 per share, which was the closing price of the Company’s stock on July 14, 2010.

• Wen Tong (Chief Financial Officer, Director) – (i) to increase CFO’s annual base salary from USD$16,000 to $50,000, effective as of January 1, 2010; and (ii) to grant Wen Tong 60,000 stock options, vesting in 3 equal annual installments as follows: 20,000 options vesting on the date of the grant, 20,000 options – on the 1st anniversary of the grant and the remaining 20,000 options – on the 2nd anniversary of the grant, with an exercise price of $4.27 per share, which was the closing price of the Company’s stock on July 14, 2010.

• Independent director compensation – (i) to increase the base retainer fee from USD$12,000 to $15,000 for the Chair of the Audit Committee and from USD$10,000 to $12,000 for the Chair of the Compensation Committee and the Nominating Committees, respectively; and (ii) to increase the annual stock option award to the Chair of the Audit Committee from 11,250 to 15,000 stock options and from 7,500 to 12,000 stock options for the Chair of the Compensation Committee and the Nominating Committees, respectively. The Board determined that such changes and grants to be effective as of the first business day following the date of the 2010 annual meeting of the Company’s shareholders, which is tentatively scheduled to take place in the fall of 2010.

The Audit Committee of the Board reviewed and approved the foregoing changes to the executive and director compensation.

Lead Independent Director Appointment

 The Board appointed Francis Leong, the Chairman of the Board’s Audit Committee, the Lead Independent Director of the Board effective immediately. In these capacities, Mr. Leong will, among other things, preside over meetings of non-management, independent directors and, with input from other directors, prepare agendas for these meetings and maintain contact between the Board and the management of the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:           July 15, 2010